Exhibit 23.5

Email	:	andrew.kf.chan@dtz.com
Direct	:	+852 2507 0635
Fax	:	+852 2530 1562
Our ref.	:	F11-000020(i)-(iii)
LR-O-11125
KFC/HK/PAK/jc

The Directors

Gushan Environmental Energy Limited

Room 908, China Merchants Tower,

168-200 Connaught Road Central,

Sheung Wan

Hong Kong

June 20, 2011

Dear Sirs,

RE:	WRITTEN CONSENT TO REFERENCE DTZ DEBENHAM TIE LEUNG LIMITED VALUATION IN THE FORM 20-F FILING OF GUSHAN ENVIRONMENTAL ENERGY LIMITED

We understand that Gushan Environmental Energy Limited (the “Company”) plans to file an annual report on Form 20-F for the fiscal year ended December 31, 2010 (the “Annual Report”) with the U. S. Securities and Exchange Commission. We hereby consent to the reference to our name, valuation methodologies, assumptions and value conclusions for the Company’s accounting purposes, with respect to our valuation reports addressed to the board of directors of the Company in the Annual Report, the filing of this letter as an exhibit to the Annual Report and classification as an expert under Section 11(a)(4) of the Securities Act of 1933, as amended.

Yours faithfully,

for and on behalf of

DTZ Debenham Tie Leung Limited

/s/ Andrew K. F. Chan Andrew K. F. Chan

Registered Professional Surveyor (GP)
Registered China Real Estate Appraiser
Registered Business Valuer registered with The Hong Kong Business Valuation Forum MSc., M.H.K.I.S., M.R.I.C.S

Senior Director, Valuation & Advisory Services

DTZ	DTZ戴德梁行

16/F, Jardine House, Central, Hong Kong Tel: +852 2507 0507 Fax: +852 2530 1562 www.dtz.com/cn	: +852 2507 0507 : +852 2530 1562 www.dtz.com/cn